                                                                    EXHIBIT 99.1

Report of Independent Public Accountants

To the Board of Directors of
School Specialty, Inc.:

We have audited the accompanying combined balance sheets of Premier Agendas, Inc. (a Washington corporation) and Premier School Agendas, Ltd. (a Canadian corporation), both wholly owned subsidiaries of Franklin Covey, Inc., collectively, the "Company" as of August 31, 2001 and 2000, and the related combined statements of income, equity and cash flows for each of the three years in the period ended August 31, 2001. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Premier Agendas, Inc. and Premier School Agendas, Ltd. as of August 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended August 31, 2001 in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP

Seattle, Washington
January 17, 2002

Premier Agendas, Inc.

Combined Balance Sheets
August 31, 2001 and 2000

(In Thousands)

                       Assets                             2001       2000
                       ------                           --------   --------
Current Assets:
   Cash and Cash Equivalents                            $  5,251   $  4,550
   Account Receivable--Trade, Net of Allowance for
     Doubtful Accounts of $383 and $203, Respectively     50,838     46,724
   Other Receivables                                       1,266      1,579
   Inventories                                             3,991      4,484
   Prepaid Expenses                                          938        627
   Deferred Tax Asset                                        542        877
                                                        --------   --------

         Total Current Assets                             62,826     58,841

Property, Plant and Equipment, Net of Accumulated
   Depreciation of $4,004 and $2,853, Respectively         6,866      6,169

Other Assets:
   Intangibles, Net of Accumulated Amortization of
     $15,004 and $10,793, Respectively                    45,290     49,923

   Other                                                     112        175
                                                        --------   --------
         Total Other Assets                               45,402     50,098
                                                        --------   --------
         Total Assets                                   $115,094   $115,108
                                                        ========   ========

               Liabilities and Equity                     2001       2000
               ----------------------                   --------   --------

Current Liabilities:
   Line of Credit                                       $  9,750   $ 11,725
    Current Portion of Long-Term Debt                        238        290
   Related Party Notes Payable                             1,481      1,396
   Accounts Payable--Trade                                 7,178      7,552
   Accrued Commissions                                     1,712      2,294
   Other Accrued Liabilities                               6,294      6,200
   Income Taxes Payable                                      629        300
                                                        --------   --------

         Total Current Liabilities                        27,282     29,757

Long-Term Debt                                               413        651

Deferred Tax Liability                                     4,041      4,398
                                                        --------   --------
         Total Liabilities                                31,736     34,806

Equity                                                    83,358     80,302
                                                        --------   --------
         Total Liabilities and Equity                   $115,094   $115,108
                                                        ========   ========

The accompanying notes to combined financial statements are an integral part of these statements.

Premier Agendas, Inc.

Combined Statements of Income
For the Years Ended August 31, 2001, 2000 and 1999

(In Thousands)

                                                 2001        2000        1999
                                               --------    --------    --------

Net Sales                                      $ 91,300    $ 80,376    $ 64,517
Cost of Goods Sold                               42,824      37,973      30,040
                                               --------    --------    --------
         Gross Profit                            48,476      42,403      34,477
Selling, General and Administrative Expenses     36,950      32,216      23,742
                                               --------    --------    --------
         Operating Income                        11,526      10,187      10,735
Other Income (Expense):
   Interest Income                                  296         327         397
   Interest Expense                                (355)       (382)       (470)
                                               --------    --------    --------
          Net Interest Expense                      (59)        (55)        (73)
                                               --------    --------    --------
Income before Provision for Income Taxes         11,467      10,132      10,662
Provision for Income Taxes                        5,642       5,005       4,810
                                               --------    --------    --------
Net Income                                     $  5,825    $  5,127    $  5,852
                                               ========    ========    ========

The accompanying notes to combined financial statements are an integral part of these statements.

Premier Agendas, Inc.

Combined Statements of Equity
For the Years Ended August 31, 2001, 2000 and 1999

(In Thousands, Except Share Data)

                                              Common Stock (a)    Additional
                                             -----------------     Paid-in      Retained      Total
                                             Shares     Amount     Capital      Earnings     Equity
                                             ------    -------    ----------    --------    --------
Balance, August 31, 1998                     11,300    $    --     $ 42,319     $10,475     $ 52,794
   Net Activity with Parent                      --         --        6,774          --        6,774
   Earnout Payment by Parent (See Note 1)        --         --       11,157          --       11,157
   Net Income                                    --         --           --       5,852        5,852
                                             ------    -------     --------     -------     --------
Balance, August 31, 1999                     11,300         --       60,250      16,327       76,577
   Net Activity with Parent                      --         --      (12,256)         --      (12,256)
   Earnout Payment by Parent (See Note 1)        --         --       10,854          --       10,854
   Net Income                                    --         --           --       5,127        5,127
                                             ------    -------     --------     -------     --------
Balance, August 31, 2000                     11,300         --       58,848      21,454       80,302
   Net Activity with Parent                      --         --       (2,769)         --       (2,769)
   Net Income                                    --         --           --       5,825        5,825
                                             ------    -------     --------     -------     --------
Balance, August 31, 2001                     11,300    $    --     $ 56,079     $27,279     $ 83,358
                                             ======    =======     ========     =======     ========

(a) PAI Common Stock, 11,200 shares, no par value, issued and outstanding in all periods presented. PSA Common Stock, 100 shares, no par value, issued and outstanding in all periods presented.

The accompanying notes to combined financial statements are an integral part of these statements.

Premier Agendas, Inc.

Combined Statements of Cash Flows
For the Years Ended August 31, 2001, 2000 and 1999

(In Thousands)

                                                                             2001      2000       1999
                                                                           -------   --------   --------
Cash Flows from Operating Activities:
   Net Income                                                              $ 5,825   $  5,127   $  5,852
   Adjustments to Reconcile Net Income to Net Cash Provided by Operating
     Activities-
       Depreciation Expense                                                  1,410      1,090        723
       Amortization Expense                                                  4,301      4,188      3,221
       Deferred Tax Benefit                                                    (22)      (303)      (300)
       Increase (Decrease) in Cash Due to Changes in-
         Accounts Receivable                                                (3,738)    (4,886)   (11,179)
         Inventories                                                           653     (1,725)      (816)
         Prepaid Expenses and Other Receivables                               (471)      (231)      (307)
         Trade Accounts Payable and Accrued Liabilities                       (863)      (401)     5,039
         Income Taxes Payable                                                  329       (147)        47
                                                                           -------   --------   --------

           Net Cash Provided by Operating Activities                         7,424      2,712      2,280

Cash Flows from Investing Activities:
   Proceeds from Sale of Property, Plant and Equipment                          31        280        293
   Purchases of Property, Plant and Equipment                               (2,138)    (2,628)    (1,901)
   Noncompete Agreements                                                       (65)        --         --
                                                                           -------   --------   --------

           Net Cash Used in Investing Activities                            (2,172)    (2,348)    (1,608)

Cash Flows from Financing Activities:
   Net Proceeds from (Repayment of) Line-of-Credit                          (1,975)    11,725     (3,625)
   Proceeds from Related Party Notes Payable                                   264        163        479
   Repayment of Related Party Notes Payable                                   (179)      (248)      (638)
   Proceeds from Long-Term Debt                                                 --         --      1,000
   Repayment of Long-Term Debt                                                (289)      (336)      (315)
   Net Cash Activity with Parent                                            (2,372)   (12,355)     6,367
                                                                           -------   --------   --------

           Net Cash (Used in) Provided by Financing Activities              (4,551)    (1,051)     3,268
                                                                           -------   --------   --------

Net Increase (Decrease) in Cash and Cash Equivalents                           701       (687)     3,940

Cash and Cash Equivalents, Beginning of Year                                 4,550      5,237      1,297
                                                                           -------   --------   --------

Cash and Cash Equivalents, End of Year                                     $ 5,251   $  4,550   $  5,237
                                                                           =======   ========   ========

Supplemental Disclosures of Cash Flow Information:
   Interest Paid                                                           $   519   $    300   $    324
   Income Taxes Paid                                                         1,514      1,238      1,026

The accompanying notes to combined financial statements are an integral part of these statements.

Premier Agendas, Inc.

Notes to Combined Financial Statements
August 31, 2001 and 2000

(In Thousands, Except Share and Per Share Data)

(1)  Description of Business and Basis of Presentation-
     -------------------------------------------------

     These combined financial statements include the accounts of Premier Agendas, Inc. ("PAI") and Premier School Agendas, Ltd. ("PSA") collectively referred to as the "Company" or "Premier". Intracompany accounts, transactions and earnings have been eliminated in combination. PAI is organized as a C-corporation in the State of Washington. PSA is organized as a Canadian corporation in British Columbia. Both organizations are wholly owned by Franklin Covey, Inc. ("Parent"), a Nevada corporation and publicly traded under the symbol FC with the New York Stock Exchange ("NYSE"). The Parent acquired the Company in March of 1997 for $23,200 in cash. In addition to the initial purchase price, the Parent made subsequent earn-out payments to the former shareholders of $10,286, $11,157 and $10,854 during fiscal 1998, 1999 and 2000, respectively. Those earn-out payments were recorded by the Company as additional goodwill and as a capital contribution from the Parent. Such amounts are not included in the combined statements of cash flows as they are considered non-cash transactions at the Company level.

     The Company operates as a single segment as a publisher of school agenda systems that are customized for schools located throughout the United States and Canada. Net sales to customers in Canada were $10,578, $10,864 and $8,703 for the years ended August 31, 2001, 2000 and 1999, respectively (herein referred to as fiscal 2001, 2000 and 1999). PSA has $642 and $213 of net property, plant and equipment and net intangible assets of $5,398 and $7,156 at August 31, 2001 and 2000, respectively.

(2)  Summary of Significant Accounting Policies-
     ------------------------------------------

     Cash and Cash Equivalents-
     -------------------------

     The Company considers cash and investments with original maturities of three months or less to be cash equivalents.

     Inventories-
     -----------

     Inventories are stated at the lower of cost or market with cost determined on a first-in, first-out ("FIFO") basis. Inventory values include material, product design costs and conversion costs.

     Property, Plant and Equipment-
     -----------------------------

     Property, plant and equipment are recorded at cost and are depreciated on a straight-line basis over estimated useful lives of two to fifteen years. Leasehold improvements are depreciated over the lesser of the lease term or the estimated useful life. Maintenance and repairs are expensed as incurred.

     Intangible Assets-
     -----------------

     Goodwill, trademarks, patents and customer lists are being amortized on a straight-line basis over 15 years, whereas, noncompete agreements are being amortized over the life of the applicable agreements ranging from 3 to 15 years. Management reviews long-lived assets and identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management is not aware of any events or circumstances that would impair the value of long-lived assets or identifiable intangibles.

     During fiscal 2002, the Company intends to adopt Statements of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets." Among other provisions, SFAS No. 142 eliminates the amortization of goodwill and replaces it with periodic assessments of the realization of the recorded goodwill. Amortization expense related to goodwill for fiscal 2001, 2000 and 1999 was $3,404, $3,287 and $2,316, respectively. The Company is currently evaluating the impact of this standard, but does not expect the adoption to have any impact beyond the discontinuance of amortization of goodwill.

     Revenue Recognition-
     -------------------

     Revenue is recognized when the product is shipped. Most shipments occur just prior to the start of the school year in June, July and August.

     Advertising Costs-
     -----------------

     The Company expenses advertising costs when the advertisement occurs. Advertising costs are included in the combined statement of income as a component of selling, general and administrative expenses. Advertising expenses were $148, $130 and $368 during fiscal 2001, 2000 and 1999, respectively.

     Shipping and Handling Fees and Costs-
     ------------------------------------

     All shipping and handling fees billed to a customer are recorded as revenue. All costs incurred related to shipping and handling fees are recorded as a component of cost of goods sold.

     Foreign Currency Translation-
     ----------------------------

     The financial statements of PSA have been translated in accordance with SFAS No. 52, "Foreign Currency Translation". Under SFAS No. 52, asset and liability accounts are translated at the current exchange rate and income statement items are translated at the weighted average exchange rate for the year. The resulting translation adjustments are recorded within Equity.

     Use of Estimates-
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at that date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)  Inventories-
     -----------

     Inventories consist of the following:
                                                      August 31,
                                                 --------------------
                                                  2001          2000
                                                 ------        ------

Materials                                        $1,846        $2,700
Work-in-Process                                     901           860
Finished Goods                                    1,244           924
                                                 ------        ------

         Total Inventories                       $3,991        $4,484
                                                 ======        ======

(4)  Property, Plant and Equipment-
     -----------------------------

     Property, plant and equipment consist of the following:

                                                       August 31,
                                                 ---------------------
                                                  2001           2000
                                                 -------       -------

Building and Improvements                        $ 1,606       $ 1,548
Office Furniture and Fixtures                      2,890         2,593
Machinery and Equipment                            6,374         4,881
                                                 -------       -------
                                                  10,870         9,022
Less- Accumulated Depreciation                    (4,004)       (2,853)
                                                 -------       -------

         Net Property, Plant and Equipment       $ 6,866       $ 6,169
                                                 =======       =======

(5)  Intangible Assets-
     -----------------

     Intangible assets consist of the following:

                                                       August 31,
                                                 ----------------------
                                                   2001          2000
                                                 --------      --------

Goodwill                                         $ 46,719      $ 47,206
Noncompete Agreements, Trademarks and Patents       6,869         6,804
Customer Lists                                      6,706         6,706
                                                 --------      --------
                                                   60,294        60,716
Less- Accumulated Amortization                    (15,004)      (10,793)
                                                 --------      --------

         Net Intangible Assets                   $ 45,290      $ 49,923
                                                 ========      ========

(6)  Line of Credit-
     --------------

     The Company has a revolving line-of-credit facility provided by a bank which provides for borrowings up to $14 million and expires December 1, 2001. The line of credit was not renewed due to the subsequent acquisition of the Company (see Note 15). Interest is payable at LIBOR plus 1.5% (5.35% and 8.19% at August 31, 2001 and 2000, respectively). The Company had approximately $4,250 available under this agreement at August 31, 2001. The line-of-credit is secured by all accounts receivable and inventory of the Company. The terms of the agreement require the Company, among other things, to maintain certain financial ratios and amounts relating to working capital and tangible net worth. The Company was in compliance with all financial covenants at August 31, 2001 and 2000.

(7)  Long-Term Debt-
     --------------

     Long-term debt consists of the following:

                                                                                August 31,
                                                                             --------------
                                                                              2001     2000
                                                                             -----    -----
Note payable with bank, payable in monthly installments through July 2004, interest rate at 7.75%, secured by equipment and guaranteed by
Parent                                                                       $ 615    $ 802

Note payable with bank, payable in monthly installments through December
2001, interest rate at 8.6%, secured by equipment
                                                                                36      139
                                                                             -----    -----
                                                                               651      941

Less- Current Portion of Total Long-Term Debt                                 (238)    (290)
                                                                             -----    -----
         Long-Term Debt                                                      $ 413    $ 651
                                                                             =====    =====

     Annual amounts due on long-term debt are as follows:

Fiscal 2002      $238
Fiscal 2003       218
Fiscal 2004       195
                 ----
         Total   $651
                 ====

(8)  Allocated Income Taxes-
     ----------------------

     The Company records deferred income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes". Deferred income taxes are provided for temporary differences in the basis of assets and liabilities for book and tax purposes.

     The Company's operating results historically have been included in the Parent's consolidated Federal income tax returns. The Federal provision for income taxes included in the Company's combined financial statements has been allocated from the Parent on a stand-alone basis. Any amounts recorded by the Company, other than as computed on a stand-alone basis, are recorded by the Company as a capital contribution within Equity in the year of allocation. The capital contribution amounts relating to the allocation of the Federal net operating loss generated by the Parent's overall tax position was $2,080, $3,132 and $54 during fiscal years 2001, 2000 and 1999, respectively.

     The allocated provision (benefit) for income taxes consisted of the following:

                                                            Years Ended
                                                             August 31,
                                                      ------------------------
                                                       2001     2000     1999
                                                      ------   ------   ------
Current:
   Federal                                            $4,150   $4,070   $4,084
   State                                                 629      300      448
   Foreign                                               885      938      578
                                                      ------   ------   ------
         Total Current                                 5,664    5,308    5,110

Deferred                                                 (22)    (303)    (300)
                                                      ------   ------   ------
         Total Allocated Provision for Income Taxes   $5,642   $5,005   $4,810
                                                      ======   ======   ======

     The Canadian operations represented $1,924, $2,040 and $1,257 of Income Before Provision for Income Taxes for fiscal 2001, 2000 and 1999, respectively. Total current income taxes payable due to the Parent on behalf of the Company was approximately $2,070 and $938 at August 31, 2001 and 2000, respectively.

     A reconciliation of the allocated income tax provision from the Federal statutory income tax rate to the effective income tax rate is as follows:

                                                             Years Ended
                                                              August 31,
                                                         --------------------
                                                         2001    2000    1999
                                                         ----    ----    ----

U.S. Federal Statutory Rate                              35.0%   35.0%   35.0%
State Income Taxes, Net of Federal Income Tax Benefit     3.0     1.8     2.1
Non-Deductible Goodwill Amortization                      8.1     8.9     5.9
Foreign Income Taxes                                      1.8     2.2     1.3
Other                                                     1.3     1.5     0.8
                                                         ----    ----    ----

         Total Effective Tax Rate                        49.2%   49.4%   45.1%
                                                         ====    ====    ====

     Temporary differences which gave rise to deferred tax assets and liabilities are as follows:

                                                             2001                   2000
                                                     --------------------   --------------------
                                                     Noncurrent   Current   Noncurrent   Current
                                                     ----------   -------   ----------   -------
Deferred Tax Assets:
   Asset Valuation Reserves                           $    --       $250      $    --     $308
   Accrued Compensation and Other                          --        292           --      569

Deferred Tax Liabilities:
   Book Basis in Intangibles in Excess of Tax          (3,750)        --       (4,107)      --
   Book Depreciation in Excess of Tax Depreciation       (291)        --         (291)      --
                                                      -------       ----      -------     ----

Total Deferred Income Tax (Liabilities) Assets        $(4,041)      $542      $(4,398)    $877
                                                      =======       ====      =======     ====

(9)  Operating Leases-
     ----------------

     The Company leases certain buildings, office space, and equipment under noncancelable operating leases. Future minimum commitments under operating leases are as follows:

Fiscal 2002               $  711
Fiscal 2003                  425
Fiscal 2004                  249
Fiscal 2005                  248
Fiscal 2006                  256
Thereafter                 1,400
                          ------
         Total            $3,289
                          ======

     Rent expense during fiscal 2001, 2000 and 1999 amounted to $928, $845 and $684, respectively.

(10) Print Partners-
     --------------

     The Company utilizes strategic partnerships with vendors ("Print Partners"). The Print Partners participate in the design, production and distribution of the Company's products. In the course of production, inventory is transferred between the parties. Although a contractual right of offset exists, the Company intends to settle these transactions at the gross amounts. As a result, the gross amounts due from and due to the Print Partners are presented in the combined balance sheets and included in other receivables and accounts payable--trade, respectively.

(11) Related Party Transactions-
     --------------------------

     A summary of related party balances at August 31, 2001 and 2000 and transactions during the three years ended August 31, 2001, and a description of the relationship to the Company, are detailed below.

     The Related Party Notes Payable (the "Loans") consists of amounts due to current and former employees of the Company. The Loans accrue interest at 8% and are payable upon demand. At August 31, 2001 and 2000, the outstanding balances on these notes totaled $1,481 and $1,396, respectively. The unpaid accrued interest of $253 and $397 at August 31, 2001 and 2000, respectively, is included in other accrued liabilities on the combined balance sheets.

     Two of the Print Partners (see Note 10) are partially owned by a person related to a member of Company's management. The net amount paid to the related party Print Partners was $4,487, $5,337 and $4,995 during fiscal 2001, 2000 and 1999, respectively. The Company had the following gross amounts outstanding associated with these two companies at August 31:

                                             2001          2000
                                            -------      -------

Due from Related Party Print Partners       $   366      $   204
Due to Related Party Print Partners          (1,428)      (1,845)

     One of the related party Print Partners performs services for the Company related to the identification and selection of additional Print Partners. The Company paid $30, $69 and $69 for these services during fiscal 2001, 2000 and 1999, respectively.

     The Company utilizes a vendor for design services that is partially owned by an employee of the Company. The Company paid $1,232, $1,437 and $1,096 to the related party for services performed during fiscal 2001, 2000 and 1999, respectively.

     The Company also sells certain agendas to its Parent for future resale to the Parent's customers. The revenue related to these sales was $265, $588 and $650 during fiscal 2001, 2000 and 1999, respectively. The Company also purchased items from its Parent for future resale to the Company's customers. Purchases from the Parent were $1,886, $523 and $165 during fiscal 2001, 2000 and 1999, respectively. The Parent also provides certain administrative services on behalf of the Company. These services include tax preparation for all years presented and participation under the Parent sponsored general liability and worker's compensation insurance policies for fiscal 2001 only. The costs of these services allocated to the Company were $139, $59 and $52 for fiscal 2001, 2000 and 1999, respectively. Management believes the costs allocated to the Company from the Parent approximate the fair market value of such services. Interest is not allocated to the Company related to any of the intercompany transactions with the Parent. The net impact of all intercompany transactions with the Parent is included within additional paid-in-capital on the combined balance sheets.

     The Company leases its Canadian office from a lessor that is partially owned by a former member of management. The Company paid rent of $85, $56 and $41 for this property during fiscal 2001, 2000 and 1999, respectively. The Company also leases a sales office in Bellingham, Washington which is owned by executives of the Company. The Company paid rent of $107, $104 and $101 for this property during fiscal 2001, 2000 and 1999, respectively.

(12) Defined Contribution Plan-
     -------------------------

     The Company maintains a 401(k) retirement plan covering substantially all permanent full-time employees. Employees may contribute a portion of their compensation on a pre-tax basis. Employer contributions to the plan, if any, are at the discretion of the Board of Directors of the Parent. Employer contributions were $333, $181 and $0 during fiscal 2001, 2000 and 1999, respectively. This Plan was frozen on December 14, 2001 due to the acquisition of the Company (see Note 15).

(13) Commitments and Contingencies-
     -----------------------------

     The Company is involved in legal actions arising in the ordinary course of business. After taking into consideration legal counsel's evaluation of such actions, in the opinion of management, ultimate resolution of these matters is not expected to have a material adverse effect on the financial position of the Company. No amounts are currently reserved for these contingencies.

(14) Stock-Based Compensation-
     ------------------------

     Certain employees of Premier participate in the Incentive Stock Option Plan, Deferred Compensation Plan, and Stock Purchase Plan of the Parent.

     Employee Stock Purchase Plan-
     ----------------------------

     The Parent has an employee stock purchase plan whereby shares of common stock can be purchased by qualified employees at a price equal to 85% of the fair market value of common stock at the time of purchase. The value of the Parent shares purchased were approximately $37, $199 and $309 during fiscal 2001, 2000 and 1999, respectively. The Company accounts for its employee stock purchase plan under the provisions of Accounting Principles Board ("APB") Opinion 25 as permitted by SFAS No. 123 and accordingly has not recognized any compensation expense under the employee stock purchase plan for any of the three years ending August 31, 2001.

     Incentive Stock Option Plan-
     ---------------------------

     The Parent sponsors an incentive stock option plan whereby options to purchase shares of common stock of the Parent are issued to key employees at an exercise price not less than the fair market value of the Parent's common stock at the date of grant and vest over four years. The term, not to exceed ten years, and exercise period of each incentive stock option awarded under the plan are determined by a committee appointed by the Parent's Board of Directors.

     A summary of incentive stock option activity relating to Premier employees is set forth below:

                                                   Weighted
                                                    Average
                                    Number of      Exercise
                                     Options         Price
                                    ---------      --------

Outstanding at August 31, 1998            --        $   --
   Granted                           163,000         6.875
                                     -------
Outstanding at August 31, 1999       163,000         6.875
   Repurchased                       (27,500)        6.875
                                     -------
Outstanding at August 31, 2000       135,500         6.875
   Forfeited                          (3,000)        6.875
                                     -------
Outstanding at August 31, 2001       132,500        $6.875
                                     =======


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

     The following table summarizes exercisable option information for Premier employees:

August 31,                      2001        2000      1999
-------------------------     -------     -------    ------

Exercisable Options            81,500      40,750        --

Weighted Average Exercise
   Price per Share            $ 6.875     $ 6.875     $  --

Weighted Average                  7.8         8.8       9.8
   Remaining Life               Years       Years     Years

     The Company applies APB Opinion 25 as permitted by SFAS No. 123 in accounting for its stock-based compensation plans. Accordingly, no compensation expense has been recognized for its stock option plans or employee stock purchase plan. Had compensation expense for the Company's stock option plans and employee stock purchase plan been determined in accordance with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's pro forma net income would have been as follows:

Year Ended August 31,           2001        2000       1999
---------------------         -------     -------     ------

Net Income:
   As Reported                $5,825       $5,127     $5,852
   Pro Forma                   5,765        5,067      5,840

     The Black-Scholes option-pricing model was used to calculate the weighted average fair value of options granted under SFAS No. 123 using the following assumptions for grants for fiscal 2001, 2000 and 1999:

Year Ended August 31,          2001        2000        1999
---------------------          ----        ----        ----

Dividend Yield                 None        None        None
Volatility                     55.3%       55.3%       55.8%
Expected Life (Years)           7.8         8.8         9.8
Risk Free Rate of Return        5.7%        5.3%        5.3%

     The estimated fair value of options granted is subject to the assumptions made and if the assumptions were to change, the estimated fair value amounts could be significantly different.

     Deferred Compensation Plan-
     --------------------------

     During fiscal 2000, the Parent established a deferred compensation plan (the "Plan") for certain key officers and employees that provides the opportunity for these employees to defer a portion of their compensation until a later date. Deferred compensation amounts used to pay benefits are held in a Rabbi Trust at the Parent, which invests in various mutual funds and/or the Parent's common stock as directed by the participants. Premier paid and expensed $240 and $101 to the Parent during fiscal 2001 and 2000, respectively, to satisfy its share of the deferred compensation liability and thus there is no liability recorded on the combined balance sheets at August 31, 2001 and 2000.

(15) Subsequent Event-
     ----------------

     On December 21, 2001, School Specialty, Inc., a Wisconsin Corporation, acquired 100% of the stock of Premier Agendas, Inc. and Premier School Agendas, Ltd. for $152,500 in cash and a $4,012 note which bears interest at LIBOR plus 2%. The financial position and results of operations of the Company as included within this report do not reflect the impact of this acquisition by School Specialty, Inc.


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